SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2004

AmerInst Insurance Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	000-28249	98-020-7447
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o USA Risk Group (Bermuda) Ltd.

Windsor Place, 18 Queen Street, 2nd Floor

P.O. Box HM 1601,

Hamilton, Bermuda HMGX

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 296-3973

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On January 15, 2004, AmerInst Insurance Group, Ltd. (“AmerInst”) announced that its Board of Directors declared a special cash dividend of $10.50 per share payable on January 15, 2004, to shareholders of record on December 22, 2003. The Board of Directors also announced the receipt of a proposal regarding the purchase of all the outstanding shares of AmerInst, and the rejection of that proposal by the Board of Directors. AmerInst’s letter to its shareholders announcing these events is attached hereto as Exhibit 99.1 to this report, and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Letter to shareholders announcing a special cash dividend and a rejected proposal to purchase all of the outstanding shares of AmerInst.

Page - 2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2004

AmerInst Insurance Group, Ltd.

By:	/s/ STUART H. GRAYSTON
Stuart H. Grayston
President

Page - 3